                                                                  EXECUTION COPY

                           FIRST AMENDMENT AND WAIVER
                           --------------------------

         FIRST AMENDMENT AND WAIVER, dated as of August 11, 2004 (this
"Amendment" or the "First Amendment"), with respect to (a) the Amended and
Restated Credit Agreement, dated as of May 28, 1998, as amended and restated as of January 16, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein), among Panavision Inc., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders") and JPMorgan Chase Bank, as administrative agent (in such capacity, the "Administrative Agent") and (b) the Amended and Restated
Guarantee and Collateral Agreement, dated as of June 4, 1998, as amended and restated as of January 16, 2004 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement"), made by the
Borrower and certain of its subsidiaries in favor of the Administrative Agent.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the
Borrower; and

         WHEREAS, the Borrower has requested, and, upon this Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit
Agreement and the Guarantee and Collateral Agreement be amended and/or waived in the manner provided for in this Amendment;

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto hereby agree as follows:

                              SECTION I AMENDMENTS

     1.1. Amendments to Section 1.1. (a) The following defined terms are hereby inserted in appropriate alphabetical order:

         "Alga": Panavision Alga Paris SARL, a company organized under the laws of France.

         "Canadian Acquisition": the purchase by Panavision Canada Corp of substantially all of the camera assets of the Canadian company heretofore identified to the Lenders.

         "Canadian Seller Note": a promissory note payable by Panavision Canada
     Corp to the seller in the Canadian Acquisition in an aggregate principal amount of not more than CDN$11,000,000.

         "CDN$": freely transferable lawful currency of Canada (expressed in dollars).

         "(euro)": the single currency of participating member states of the
     European Union.

         "First Amendment": the First Amendment and Waiver, dated as of August
     11, 2004, to the Credit Agreement and the Guarantee and Collateral
     Agreement, among the Borrower, certain subsidiaries of the Borrower, the
     Administrative Agent and the Required Lenders.

                                                                               2

         "First Amendment Effective Date": August 11, 2004.

         "Panavision Canada Corp": Panavision Canada Corp., a Canadian
     Corporation.

         "Panavision Canada Sale": the sale by Panavision Canada Corp of its lighting assets for total consideration of approximately $3,750,000.

         "Purchase Money Indebtedness": Indebtedness (i) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, mortgage financings, other purchase money obligations and obligations in respect of industrial revenue bonds, and (ii) issued to finance the acquisition, construction or lease by the Borrower or any of its Subsidiaries of such Property, including additions and improvements thereto; provided, that such Indebtedness is issued within 180 days after the acquisition, construction or lease of such
     Property by the Borrower or such Subsidiary.

         "Technovision": Technovision, France S.A.S., a corporation organized under the laws of France.

         "Technovision Acquisition": the purchase by Alga of 100% of the Capital
     Stock of Technovision.

     (b) The definition of "Capital Expenditures" in Section 1.1 of the Credit
Agreement is hereby amended by inserting the following sentence at the end thereof:

         "It is hereby understood and agreed that principal payments under the
     Canadian Seller Note shall not constitute Capital Expenditures."

     (c) The definition of "Non-Core Assets" is hereby amended and restated in its entirety to read as follows:

         "Non-Core Assets": the member interest in, or any assets of, EFILM."

     (d) The definition of "Reinvestment Notice" in Section 1.1 of the Credit
Agreement is hereby amended by (a) inserting the phrase "manufacture," prior to the word "acquire," (b) inserting the phrase "through Capital Expenditure or"
after the word "including" and (c) inserting the following words at the end of such definition, before the ".":

         "or to repay the Pany Loan Agreement in full; provided, that the requirements of Section 6.10 are complied with after such repayment."

     (e) The definition of "Reinvestment Prepayment Amount" in Section 1.1 of
the Credit Agreement is hereby amended by inserting the phrase "manufacture,"
prior to the word "acquire".

     (f) The definition of "Transaction Charges" in Section 1.1 of the Credit
Agreement is hereby amended by (a) deleting the term "and" at the end of clause
(ii) thereof and substituting in lieu thereof a "," and (b) inserting the following language at the end of clause (iii) thereof, immediately before the
".":

         "and (iv) nonrecurring charges related to or arising out of fees and expenses incurred in connection with the First Amendment and a supplemental indenture of even date therewith to the Senior Note Indenture, and the execution and delivery of the foregoing"

                                                                               3

     1.2. Amendment to Section 4.2. Section 4.2 of the Credit Agreement is
hereby amended by deleting the date "December 31, 2002" set forth therein and substituting in lieu thereof the date "December 31, 2003".

     1.3. Amendment to Section 4.15. Section 4.15 of the Credit Agreement is
hereby amended by deleting the term "Effective Date" set forth in subsection (a)
therein and substituting in lieu thereof the term "First Amendment Effective
Date".

     1.4. Amendments to Section 7.2. (a) Section 7.2 of the Credit Agreement is
hereby amended by deleting subsection (h) thereof in its entirety and substituting in lieu thereof the following subsection:

         "(h) Indebtedness of Foreign Subsidiaries in an aggregate principal amount outstanding at any time not to exceed $4,000,000;"

         (b) Section 7.2 of the Credit Agreement is hereby further amended by deleting subsection (k) thereof in its entirety and substituting in lieu thereof the following subsection:

         "(k) additional Indebtedness of the Borrower or any of its Subsidiaries
     in respect of Capital Leases and Purchase Money Indebtedness in an
     aggregate principal amount at any time outstanding (A) not to exceed
     $12,000,000 or (B) if, for the year ended December 31, 2004, Consolidated
     EBITDA shall exceed the value set forth on Schedule I hereto, $14,000,000;
     provided, that the maximum amount of Indebtedness that may be created, incurred, assumed or suffered to exist pursuant to this Section 7.2(k) will not be deemed to be exceeded, with respect to any such outstanding
     Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies; provided, further, that for the purposes of determining compliance with this Section 7.2(k), the U.S. dollar equivalent principal amount of any such Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was created, incurred, assumed or suffered to exist;"

     (c) Section 7.2 of the Credit Agreement is hereby further amended by (a)
deleting the "." at the end of subsection (l) thereof and substituting in lieu thereof an ";" and (b) inserting the following subsections at the end thereof:

         "(m) Indebtedness of Panavision Canada Corp under the Canadian Seller
     Note in an aggregate principal amount not to exceed CDN$11,000,000 and unsecured Guarantee Obligations of the Borrower in respect thereof;
     provided, that the terms and conditions of the documentation relating to the Canadian Seller Note and the related guarantee shall be in form and substance reasonably satisfactory to the Administrative Agent; and

         (n) Indebtedness of Alga or Panavision Canada Corp to the Borrower, any
     Subsidiary Guarantor or any Specified Foreign Subsidiary incurred in any transaction permitted by Sections 7.8(m) or (n), as applicable."

     1.5. Amendments to Section 7.3. Section 7.3 of the Credit Agreement is
hereby amended by (a) deleting the term "and" at the end of subsection (t)
thereof, (b) inserting the term "and" at the end of subsection (u) thereof and
(c) inserting the following subsection at the end thereof:

         "(v) Liens on the assets purchased in the Canadian Acquisition to secure Indebtedness of Panavision Canada Corp permitted by Section 7.2(m)."

                                                                               4

     1.6. Acknowledgment Regarding Section 7.5. The parties hereto hereby agree that the Panavision Canada Sale shall be deemed to be consummated pursuant to
Section 7.5(c) and shall constitute a utilization of such basket.

     1.7. Amendment to Section 7.7. Section 7.7 of the Credit Agreement is
hereby amended by (a) inserting the term "(1)" immediately after the words ";
provided, that" and (b) inserting the following language at the end of Section
7.7, immediately prior to the ".":

         "and (2) for the purpose of determining availability under clause (d)
     above, it is hereby understood and agreed that payments made under the
     Canadian Seller Note shall not be deemed to be made with the Net Cash
     Proceeds of any Disposition of Property pursuant to Section 7.5(e)"

     1.8. Amendments to Section 7.8. (a) Section 7.8 of the Credit Agreement is
hereby amended by inserting the following parenthetical at the end of clause (y)
set forth in subsection (e) thereof, immediately prior to the terms "; provided, that" :

         "(provided, that, notwithstanding anything herein to the contrary, it is hereby understood and agreed that, for the purpose of determining availability of this clause (y), payments made under the Canadian Seller
     Note shall not be deemed to be made with the Net Cash Proceeds of any
     Disposition of Property pursuant to Section 7.5(e))"

     (b) Section 7.8 of the Credit Agreement is hereby further amended by inserting the following parenthetical at the end of clause (iii) set forth in subsection (e) thereof, immediately prior to the ",":

         "(except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date)"

     (c) Section 7.8 of the Credit Agreement is hereby further amended by (a)
deleting the term "and" at the end of subsection (k) thereof, (b) deleting the
"." at the end of subsection (l) thereof and substituting in lieu thereof an ";"
and (c) inserting the following subsections at the end thereof:

         "(m) investments by the Borrower and its Subsidiaries in Alga (by way
     of capital contribution, loan or otherwise) in an amount not to exceed
     (euro)3,300,000; provided, that such investments are (i) maDe solely from the proceeds of the sale of Non-Core Assets and (ii) used by Alga to consummate the Technovision Acquisition (which shall include the payment of transaction costs);

         (n) investments by the Borrower and its Subsidiaries in Panavision
     Canada Corp (by way of capital contribution, loan or otherwise) in an amount not to exceed the difference between (x) CDN$22,000,000 and (y) the sum of (1) the principal amount of the Canadian Seller Note and (2) any
     Indebtedness assumed in connection with the Canadian Acquisition; provided, that such Investments are (i) made solely from the proceeds of the sale of
     Non-Core Assets and (ii) used by Panavision Canada Corp to consummate the
     Canadian Acquisition (which shall include the payment of transaction costs and the assumption of Capital Lease obligations);

         (o) the Technovision Acquisition; provided, that (i) the total purchase price therefor (which shall include transaction costs and any existing
     Technovision Indebtedness) shall not exceed (euro)5,000,000, (ii) no
     Default or Event of Default shall then be continuing or result therefrom,
     (iii) the aggregate amount of cash consideration paid in connection with the Technovision Acquisition and the Canadian Acquisition does not exceed the Net Cash Proceeds received from the sale of Non-Core Assets, (iv) the representations and warranties set forth in

                                                                               5

     Section 4 shall be true and correct after giving effect to the Technovision
     Acquisition (except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), (v) no consents or approvals shall be needed for the Technovision Acquisition
     (other than those that have been obtained on or prior to the date of the
     Technovision Acquisition) and (vi) the Technovision Acquisition shall have been consummated on or before October 31, 2004;

         (p) the Canadian Acquisition; provided, that (i) the total purchase price therefor (which shall include transaction costs and Indebtedness assumed in connection with the Canadian Acquisition) shall not exceed
     CDN$22,000,000, (ii) no Default or Event of Default shall then be continuing or result therefrom, (iii) the aggregate amount of cash consideration paid in connection with the Technovision Acquisition and the
     Canadian Acquisition does not exceed the Net Cash Proceeds received from the sale of Non-Core Assets, (iv) the representations and warranties set forth in Section 4 shall be true and correct after giving effect to the
     Canadian Acquisition (except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), (v) no consents or approvals shall be needed for the Canadian Acquisition (other than those that have been obtained on or prior to the date of the Canadian
     Acquisition) and (vi) the Canadian Acquisition shall have been consummated on or before October 31, 2004; and

         (q) investments, loans, advances, extensions of credit in any Person or purchases of stock, bonds, notes, debentures, assets or other securities of any Person to the extent such investment, loan, advance, extension of credit or purchase of stock, bonds, notes, debentures, assets or other securities represents the non-cash portion of the consideration received for a Disposition permitted under Section 7.5."

     1.9. Amendments to Section 7.9. Section 7.9 of the Credit Agreement is
hereby amended by (a) inserting the words, "the Canadian Seller Note or,"
immediately before the words, "the Senior Notes" set forth in clause (b) of such
Section, (b) inserting the words, "the Canadian Seller Note," immediately before the words "the Senior Notes" set forth in clause (c) of such Section and (c)
inserting the following proviso at the end thereof, immediately prior to the
".":

         "; provided, that, notwithstanding anything contained in clause (c)
     above to the contrary, the parties hereto hereby agree that the supplemental indenture to the Senior Note Indenture referred to in Section
     2.1(e) of the First Amendment shall be permitted."

     1.10. Waiver of Section 5.6 of the Guarantee and Collateral Agreement. The
Required Lenders hereby waive noncompliance of Las Palmas (and any Default or
Event of Default that may have resulted therefrom) with the 30-day written notice requirement set forth in Section 5.6 of the Guarantee and Collateral
Agreement in connection with Las Palmas' undertaking to (i) change its legal name from "Las Palmas Productions, Inc." to "LPPI, LLC" and (ii) convert from a corporation to a limited liability company; provided, that the Administrative
Agent shall have received written notice promptly (and, in any event within three Business Days) after the consummation of such name change.

     1.11. Amendments to Schedule 4.15 and Schedule 4.15(b). Schedules 4.15 and
4.15(b) of the Credit Agreement are hereby amended by deleting such schedules in their entirety and substituting in lieu thereof the schedules set forth in
Annexes B and C hereto, respectively.

     1.12. Authorization to Amend Deposit Account Control Agreement. The
Required Lenders hereby authorize the Administrative Agent to enter into an amendment to the Deposit Account Control Agreement, dated as of January 16, 2004
(the "Deposit Account Control Agreement"), among the

                                                                               6

Borrower, JPMorgan Chase Bank, as a bank, the Administrative Agent and
Wilmington Trust Company, as collateral trustee, to delete Exhibit C thereto in its entirety and substitute in lieu thereof the Exhibt C as set forth in Annex D hereto.

                            SECTION II MISCELLANEOUS

     2.1. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date first set forth above upon satisfaction of the following conditions:

         (a) the Administrative Agent shall have received counterparts of this
     Amendment duly executed and delivered by the Borrower, the Guarantors, the
     Administrative Agent and the Required Lenders;

         (b) the Administrative Agent shall have received, for the account of each Lender executing this Amendment on or prior to August 11, 2004 an amendment fee equal to 0.25% of the sum of each such executing Lender's
     Term Loans then outstanding (in respect of each such Lender, an "Amendment
     Fee");

         (c) the sale of EFILM by Las Palmas shall have been consummated with total consideration of no less than $32,500,000, of which $5,000,000 may be in the form of a seller note;

         (d) the Borrower shall have used an amount of no less than $5,000,000 of the Net Cash Proceeds from the sale of EFILM to prepay the Term Loans
     (with such prepayment to be deemed a mandatory prepayment, and the parties hereto hereby agreeing that the amount so prepaid shall not count towards the $25,000,000 basket set forth in the last sentence of Section 2.6(a) of the Credit Agreement); and

         (e) the amendment documentation to the Senior Note Indenture shall be in form and substance reasonably satisfactory to the Administrative Agent.

     2.2. Representations and Warranties. The Borrower represents and warrants to each Lender that as of the effective date of this Amendment: (a) this
Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing; and (b) no
Default or Event of Default shall have occurred and be continuing as of the date hereof.

     2.3. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this
Amendment signed by all the parties shall be lodged with the Borrower and the
Administrative Agent. The execution and delivery of the Amendment by any Lender shall be binding upon each of its successors and assigns (including Transferees of its commitments and Loans in whole or in part prior to effectiveness hereof)
and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

     2.4. Continuing Effect; No Other Amendments. Except to the extent the
Credit Agreement is expressly modified hereby, all of the terms and provisions of the Credit Agreement and the other Loan

                                                                               7

Documents are and shall remain in full force and effect. This Amendment shall constitute a Loan Document. The execution, delivery and effectiveness of this
Amendment shall not operate as a waiver of any right, power or remedy of any
Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents (other than as expressly set forth herein).

     2.5. Payment of Expenses. The Borrower agrees to pay and reimburse the
Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred to date in connection with this Amendment and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of legal counsel to the Administrative Agent.

     2.6. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE
PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN
ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                       PANAVISION INC.

                                       By: /s/ Eric W. Golden
                                          --------------------------------------
                                          Name:  Eric W. Golden
                                          Title: Executive Vice President and
                                                 General Counsel

                                       JPMORGAN CHASE BANK, as
                                         Administrative Agent and as a Lender

                                       By: /s/ Neil R. Boylan
                                          --------------------------------------
                                          Name:  Neil R. Boylan
                                          Title: Managing Director

                                      KZH Sterling LLC

                                      By: /s/ Dorian Herrera
                                         --------------------------------------
                                         Name:  Dorian Herrera
                                         Title: Authorized Agent

                                      KZH CYPRESSTREE-1 LLC

                                      By: /s/ Dorian Herrera
                                         --------------------------------------
                                         Name:  Dorian Herrera
                                         Title: Authorized Agent

                                      KZH Crescent-2 LLC

                                      By: /s/ Dorian Herrera
                                         --------------------------------------
                                         Name:  Dorian Herrera
                                         Title: Authorized Agent

                                      SunAmerica Life Insurance Company

                                      By: AIG Global Investment Corp.
                                            as Investment Advisor

                                      By: /s/ Steven S. Oh
                                         --------------------------------------
                                         Name:  Steven S. Oh
                                         Title: Managing Director

                                      First Dominion Funding I

                                      By: /s/ Andrew Marshak
                                         --------------------------------------
                                         Name:  Andrew Marshak
                                         Title: Authorized Signatory

                                      First Dominion Funding II

                                      By: /s/ Andrew Marshak
                                         --------------------------------------
                                         Name:  Andrew Marshak
                                         Title: Authorized Signatory

                                      First Dominion Funding III

                                      By: /s/ Andrew Marshak
                                         --------------------------------------
                                         Name:  Andrew Marshak
                                         Title: Authorized Signatory

                                      CSAM Funding I

                                      By: /s/ Andrew Marshak
                                         --------------------------------------
                                         Name:  Andrew Marshak
                                         Title: Authorized Signatory

                                      CSAM Funding II

                                      By: /s/ Andrew Marshak
                                         --------------------------------------
                                         Name:  Andrew Marshak
                                         Title: Authorized Signatory

                                      CSAM Funding III

                                      By: /s/ Andrew Marshak
                                         --------------------------------------
                                         Name:  Andrew Marshak
                                         Title: Authorized Signatory

                                      U.S. Bank National Association

                                      By: /s/ Daniel J. Falstad
                                         --------------------------------------
                                         Name:  Daniel J. Falstad
                                         Title: Vice President

                                      Satellite Senior Income Fund, LLC

                                      By: Satellite Asset Management, L.P.
                                          its Manager

                                          By: /s/ Brian Kriftcher
                                             ----------------------------------
                                             Name:  Brian Kriftcher
                                             Title: COO & Principal

                                      Canpartners Investments IV, LLC

                                      By: /s/ R.C.B. Eversen
                                         --------------------------------------
                                         Name:  R.C.B. Eversen
                                         Title: Managing Member

                                      Canyon Capital CLO 2004-1 Ltd.

                                      By: /s/ R.C.B. Eversen
                                         --------------------------------------
                                         Name:  R.C.B. Eversen
                                         Title: Managing Partner

                                      Van Kampen CLO I, Limited

                                      By: /s/ William Lenga
                                         --------------------------------------
                                         Name:  William Lenga
                                         Title: Executive Director

                                      Eaton Vance CDO III LTD.

                                      By: /s/ Michael B. Botthof
                                         --------------------------------------
                                         Name:  Michael B. Botthof
                                         Title: Vice President

                                      Eaton Vance Institutional Senior Loan Fund

                                      By: /s/ Michael B. Botthof
                                         --------------------------------------
                                         Name:  Michael B. Botthof
                                         Title: Vice President

                                      Eaton Vance Senior Income Trust

                                      By: /s/ Michael B. Botthof
                                         --------------------------------------
                                         Name:  Michael B. Botthof
                                         Title: Vice President

                                      Senior Debt Portfolio

                                      By: Boston Management and Research
                                          As Investment Advisor

                                          By: /s/ Michael B. Botthof
                                             ----------------------------------
                                             Name:  Michael B. Botthof
                                             Title: Vice President

                                      Grayson & Co.

                                      By: Boston Management and Research
                                          As Investment Advisor

                                          By: /s/ Michael B. Botthof
                                             ----------------------------------
                                             Name:  Michael B. Botthof
                                             Title: Vice President

                                      Credit Suisse First Boston

                                      By: /s/ Phillip Ho
                                         --------------------------------------
                                         Name:  Phillip Ho
                                         Title: Director

                                      Credit Suisse First Boston

                                      By: /s/ Rianka Mohan
                                         --------------------------------------
                                         Name:  Rianka Mohan
                                         Title: Associate

                                      Crescent/Mach I Partners, L.P.

                                      By: TCW Asset Management Company

                                          By: /s/ G. Steven Kalin
                                             ----------------------------------
                                             Name:  G. Steven Kalin
                                             Title: Senior Vice President

                                      Crescent/Mach I Partners, L.P.

                                      By: TCW Asset Management Company

                                          By: /s/ Richard F. Kurth
                                             ----------------------------------
                                             Name:  Richard F. Kurth
                                             Title: Senior Vice President

                                      SEA PINES FUNDING LLC

                                      By: /s/ Diana M. Hines
                                         --------------------------------------
                                         Name:  Diana M. Hines
                                         Title: Assistant Vice President

                                      General Electric Capital Corporation

                                      By: /s/ Susan Timmerman
                                         --------------------------------------
                                         Name:  Susan Timmerman
                                         Title: Duly Authorized Signatory

                                      Natexis Banquer Populaires

                                      By: /s/ Jordan H. Levy
                                         --------------------------------------
                                         Name:  Jordan H. Levy
                                         Title: Assistant Vice President

                                      Natexis Banquer Populaires

                                      By: /s/ Yosmery D. Ortega
                                         --------------------------------------
                                         Name:  Yosmery D. Ortega
                                         Title: Associate

                                      Canyon Capital CDO 2002-1 Ltd.

                                      By: /s/ R.C.B. Eversen
                                         --------------------------------------
                                         Name:  R.C.B. Eversen
                                         Title: Managing Partner

                                      KZH Soleil LLC
                                      -----------------------------------------
                                      Name of Lender

                                      By: /s/ Dorian Herrera
                                         --------------------------------------
                                         Name:  Dorian Herrera
                                         Title: Authorized Agent

                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

     THE UNDERSIGNED GUARANTORS HEREBY CONSENT AND AGREE TO THE FOREGOING
AMENDMENT AS OF THE DATE HEREOF.

                                       PANAPAGE ONE LLC

                                       By: /s/ Eric W. Golden
                                          --------------------------------------
                                          Name:  Eric W. Golden
                                          Title: Executive Vice President,
                                                 General Counsel and Secretary

                                       PANAPAGE TWO LLC

                                       By: /s/ Eric W. Golden
                                          --------------------------------------
                                          Name:  Eric W. Golden
                                          Title: Executive Vice President,
                                                 General Counsel and Secretary

                                       PANAPAGE CO. LLC

                                       By: /s/ Eric W. Golden
                                          --------------------------------------
                                          Name:  Eric W. Golden
                                          Title: Executive Vice President,
                                                 General Counsel and Secretary

                                       PANAVISION INTERNATIONAL, L.P.
                                       By:  Panavision Inc., its General Partner

                                       By: /s/ Eric W. Golden
                                          --------------------------------------
                                          Name:  Eric W. Golden
                                          Title: Executive Vice President,
                                                 General Counsel and Secretary

                                       PANAVISION U.K. HOLDINGS, INC.

                                       By: /s/ Eric W. Golden
                                          --------------------------------------
                                          Name:  Eric W. Golden
                                          Title: Executive Vice President,
                                                 General Counsel and Secretary

                                       PANAVISION REMOTE SYSTEMS, LLC

                                       By: /s/ Eric W. Golden
                                          --------------------------------------
                                          Name:  Eric W. Golden
                                          Title: Executive Vice President,
                                                 General Counsel and Secretary

                                       LPPI, LLC

                                       By: /s/ Eric W. Golden
                                          --------------------------------------
                                          Name:  Eric W. Golden
                                          Title: Executive Vice President,
                                                 General Counsel and Secretary

                                     Annex A
                                     -------

Consolidated EBITDA: $61,600,000.

                                     Annex B
                                     -------

                                                                   SCHEDULE 4.15
                                                                   -------------
                                  SUBSIDIARIES
                                  ------------

-------------------------------------------------------------------------------------------------------------
              SUBSIDIARY                          JURISDICTION                         OWNERSHIP
-------------------------------------------------------------------------------------------------------------

Film Facilities Ltd. (New Zealand)      New Zealand                        Panavision NZ Limited
-------------------------------------------------------------------------------------------------------------
LPPI, LLC                               California                         100% by Panavision Inc.
-------------------------------------------------------------------------------------------------------------
Panapage Co. LLC                        Delaware                           100% membership interest held by
                                                                           Panavision Inc.
-------------------------------------------------------------------------------------------------------------
Panapage One LLC                        Delaware                           100% membership interest held by
                                                                           Panapage Co. LLC
-------------------------------------------------------------------------------------------------------------
Panapage Two LLC                        Delaware                           100% membership interest held by
                                                                           Panapage Co. LLC
-------------------------------------------------------------------------------------------------------------
Panavision Canada Holdings Inc.         Canada                             100% by Panavision Inc.
-------------------------------------------------------------------------------------------------------------
Panavision Remote Systems LLC           California                         100% membership interest held
                                                                           by Panavision Inc.
-------------------------------------------------------------------------------------------------------------
Panavision Canada Corp.                 Canada                             100% by Panavision Canada
                                                                           Holdings, Inc.
-------------------------------------------------------------------------------------------------------------
Panavision U.K. Holdings, Inc.          Delaware                           100% by Panavision Inc.
-------------------------------------------------------------------------------------------------------------
Panavision Europe Limited(1)            United Kingdom                     100% by Panavision
                                                                           International, L.P.
-------------------------------------------------------------------------------------------------------------
Panavision International, L.P.          Delaware                           870 Class A Units  and 860 Class
                                                                           B Units held by Panapage One LLC
                                        ---------------------------------------------------------------------
                                                                           40 General Partner Class A
                                                                           Units  and 70 General Partner
                                                                           Class B Units held by Panapage
                                                                           Two LLC
-------------------------------------------------------------------------------------------------------------

--------
(1)  The following is a list of wholly owned subsidiaries of Panavision Europe
     Ltd. (UK): (1) Lee Lighting, Ltd. (United Kingdom) (parent of Lee Lighting,
     Ltd.), (2) Camera Rentals Ireland Limited (Ireland), (3) Samuelson Group
     Ltd (UK) (parent of Panavision Asia Pacific Pty Ltd. (Australia), which is the parent of each of John Barry Group Pty Ltd (Australia), Panavision Asia
     Pte Ltd. (Singapore), Samuelson Case Pty Ltd. (Australia), Panavision
     Australia Pty Ltd. (Australia) and Panavision Lighting Asia Pacific Pty
     Ltd. (Australia)), (4) Panavision Poland Ltd.(UK), (5) Camera Bellows Ltd.
     (UK), (6) Lee Filters Ltd. (UK), (7) John Dunton Cameras, Ltd. (UK), (8)
     Panavision Polska Z.o.o. (Poland), and (9) Panavision Alga Paris Sarl
     (France) (the parent of Cinecam Sarl (France)).

-------------------------------------------------------------------------------------------------------------
              SUBSIDIARY                          JURISDICTION                         OWNERSHIP
-------------------------------------------------------------------------------------------------------------

Panavision Luxembourg Sarl              Luxembourg                         100% by Panavision U.K. L.P. (UK)
-------------------------------------------------------------------------------------------------------------
Panavision (1998) Limited               New Zealand                        100% by Panavision Inc.
-------------------------------------------------------------------------------------------------------------
Panavision NZ Limited                   New Zealand                        60,000 shares held by Panavision
                                                                           Inc.
                                       ---------------------------------------------------------------------
                                                                           140,000 shares held by
                                                                           Panavision (1998) Limited
-------------------------------------------------------------------------------------------------------------
Panavision U.K. L.P.                    United Kingdom                     99% partnership interest (LP) by
                                                                           Panavision Inc.
                                        ---------------------------------------------------------------------
                                                                            1% partnership interest (GP) by
                                                                           Panavision U.K. Holdings, Inc.
-------------------------------------------------------------------------------------------------------------
PANY Rental Inc.                        New York                           100% by Panavision
                                                                           International, L.P.
-------------------------------------------------------------------------------------------------------------
DHD Ventures, LLC                       Delaware                           51% held by Panavision Inc., who
                                                                           also holds the right to
                                                                           designate 2 of the 4 members of
                                                                           the Board of Managers
-------------------------------------------------------------------------------------------------------------
TFN Lighting Corp.                      Delaware                           100% PANY Rental Inc.
--------------------------------------- ---------------------------------- ----------------------------------

                                     Annex C
                                     -------

                                                                SCHEDULE 4.15(b)
                                                                ----------------

        OUTSTANDING SUBSCRIPTIONS, OPTIONS, WARRANTS AND OTHER AGREEMENTS
        -----------------------------------------------------------------

--------------------------------------------------------------------------
              SUBSIDIARY                   DESCRIPTION OF OUTSTANDING
                                          SECURITY AND HOLDER THEREOF
--------------------------------------------------------------------------
Panavision Canada Holdings Inc.         Options to acquire up to 15% of
                                        the capital stock held by
                                        directors, officers or employees.
--------------------------------------------------------------------------

                                     Annex D
                                     -------

                                                                       Exhibit C
                                                                       ---------

                             [Letterhead of Company]

                             [Date]

[Name and Address of Bank]

Attention:

                             Re: Withdrawal Request
                             ----------------------

Ladies and Gentlemen:

     Pursuant to Section 7(e) of the Deposit Account Control Agreement, dated as of January 16, 2004 (the "Agreement", a copy of which is attached hereto)
between Panavision Inc., Wilmington Trust Company as collateral trustee (the
"Collateral Trustee"), JPMorgan Chase Bank, as administrative agent (the
"Administrative Agent") and you, we hereby give you notice of our request to withdraw $[_________] from the Deposit Account on ______ __, 200_. Terms used herein but not defined herein shall have the meanings assigned to such term in the Credit Agreement referred to in the Agreement.

     We hereby represent and warrant that, as of the date hereof, (i) no Default or Event of Default has occurred and is continuing and (ii) we have delivered a
Reinvestment Notice to the Administrative Agent and, pursuant to such
Reinvestment Notice, intend to use these funds within the next ten Business Days to fund (or, in the case of Capital Expenditures incurred on or after August 11,
2004, to reimburse the Company for prior fundings of) the reinvestment described in such Reinvestment Notice.

                                           Very truly yours,

                                           PANAVISION INC.

                                           By:
                                              ---------------------------------

                                           Title:

cc:  JPMorgan Chase Bank, as administrative agent
     Wilmington Trust Company, as collateral trustee